Exhibit 99.2
Anthony K. Chan
32108 Alvarado Blvd., Suite 138
Union City, CA 94587
Phone: 1-510-396-5831
Fax: 1-510-372-0264
email: akchan1211@comcast.net

April 1, 2008

To:

Mr. William Reilly
Chief Executive Officer

and

Members of the Board of Directors
Sweet Success Enterprises, Inc.

Gentlemen:

Please be advised of my decision to resign, for personal reasons, from the Board of Directors of Sweet Success Enterprises, Inc. effective immediately. I sincerely thank you for the opportunity to serve on your Board albeit a brief period of the last three months.

Sincerely,

/s/ Anthony K. Chan
Anthony K. Chan

Anthony K. Chan
32108 Alvarado Blvd., Suite 138
Union City, CA 94587
Phone: 1-510-396-5831
Fax: 1-510-372-0264
email: akchan1211@comcast.net

April 1, 2008

To:

Mr. William Reilly
Chief Executive Officer

and

Members of the Board of Directors
Sweet Success Enterprises, Inc.

Gentlemen:

Please be advised of my decision to resign, for personal reasons, from the Board of Directors of Sweet Success Enterprises, Inc. effective immediately. I sincerely thank you for the opportunity to serve on your Board albeit a brief period of the last three months.

Sincerely,

/s/ Anthony K. Chan
Anthony K. Chan

TO: William Reilly
        CEO of Sweet Success Enterprises, Inc.

From: Robert Straus

Date: April 1, 2008

Dear Bill,

I hereby resign my position as Director of Sweet Success Enterprises, Inc. effective immediately, in order to pursue other endeavors.

Sincerely,

/s/ Robert Straus
Robert Straus